SERVICE AGREEMENT

This Service Agreement (this “Agreement”) is entered into by and between Terry D. McCallister and Washington Gas Light Company, a corporation duly organized and existing under the laws of the District of Columbia and the Commonwealth of Virginia (the “Company”).

WHEREAS, simultaneously with his entry into this Agreement, Mr. McCallister is entering into a Separation Agreement with the Company, pursuant to which Mr. McCallister will resign from his position as Chief Executive Officer of the Company and WGL Holdings, Inc., a Virginia corporation and parent of the Company (“Holdings”), effective as of July 6, 2018 (the “Separation Agreement”); and
WHEREAS, the Company desires Mr. McCallister to provide transition services to the Company for the period of July 7, 2018 through July 20, 2018 (the “Transition Period”).
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Transition Services. During the Transition Period, Mr. McCallister will provide transition services to the Company in the capacity of an independent contractor, which services will include transferring all relevant files, contacts and information to Adrian Chapman and other senior executives of the Company; transitioning off of certain external boards of directors and boards of managers and facilitating the onboarding of other Company executives onto those boards, as appropriate; and other services as deemed reasonably necessary by the Company and appropriate in light of Mr. McCallister’s prior positions with the Company and Holdings. During the Transition Period, Mr. McCallister shall be an independent contractor and shall not (i) participate in any pension or welfare benefit plans, programs or arrangements of the Company or any of its affiliates unless such benefits are made available to Mr. McCallister by operation of law or due to his former employment status with the Company, or (ii) be deemed to be an agent of the Company or have any power to bind or commit the Company or otherwise act on its behalf.
2.    Payment for Transition Services. In exchange for his performance of the transition services during the Transition Period, the Company will pay to Mr. McCallister a lump sum cash payment of $34,231.77 within fifteen (15) days of the end of the Transition Period.
3.    Governing Law and Jurisdiction. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Virginia to the extent not superseded by Federal law. With respect to any claim or dispute related to or arising under this Agreement, the parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in the Commonwealth of Virginia. Mr. McCallister irrevocably waives his right to object to or challenge the above selected forum on the basis of inconvenience or unfairness. Mr. McCallister and the Company hereby waive any right either may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement.

4.    Assignment. The Company has the right to assign this Agreement, but Mr. McCallister does not. This Agreement inures to the benefit of the successors and assigns of the Company, who are intended third party beneficiaries of this Agreement, and any such successors and assigns shall assume the obligations under this Agreement.
5.    Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including exhibits, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
6.    No Waiver. No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
7.    Severability and Modification. To the extent permitted by applicable law, the parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.
8.    Tax Matters. During the Transition Period, Mr. McCallister will be solely responsible for payment of all federal, state, local and foreign taxes, as applicable, as he will be serving in the capacity of an independent contractor. The intent of the parties is that the compensation contemplated under this Agreement be exempt from Internal Revenue Code Section 409A and the guidance promulgated thereunder. For the avoidance of doubt, the Company and Mr. McCallister agree that his termination of employment on July 6, 2018, pursuant to the Separation Agreement, will constitute a “separation from service” within the meaning of Internal Revenue Code Section 409A, notwithstanding his service with the Company during the Transition Period.

9.    Entire Agreement. This Agreement, together with the Separation Agreement, constitutes the entire agreement between Mr. McCallister and the Company with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between Mr. McCallister and the Company with respect to the subject matter hereof, whether written or oral.
10.    Counterparts. This Agreement may be executed in one or more counterparts (including electronic mail in portable document format (.pdf), facsimile or by any other electronic means intended to preserve the original graphic and pictorial appearance of the document), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement with the intent to be legally bound.

TERRY D. MCCALLISTER

/s/ Terry D. McCallister
Terry D. McCallister
Date:	July 6, 2018

WASHINGTON GAS LIGHT COMPANY

By:	/s/ Terry D. McCallister
Name:	Terry D. McCallister
Title:	Chairman/CEO
Date:	July 6, 2018